Exhibit 99.1

AGREEMENT

Pursuant to Rule 13d-1(k)(l) promulgated pursuant to the Securities Exchange Act of 1934, as amended, the undersigned agree that the attached Schedule 13G is being filed on behalf of each of the undersigned.

February 13, 2006	SKYLINE VENTURE PARTNERS II, L.P.

	BY:	SKYLINE VENTURE MANAGEMENT II, LLC
	ITS:	GENERAL PARTNER

	By:		/s/ John G. Freund

John G. Freund
Managing Director

February 13, 2006	SKYLINE VENTURE PARTNERS QUALIFIED
PURCHASER FUND II, L.P.

	BY:	SKYLINE VENTURE MANAGEMENT II, LLC
	ITS:	GENERAL PARTNER

	By:		/s/ John G. Freund

John G. Freund
Managing Director

February 13, 2006	SKYLINE VENTURE MANAGEMENT II, LLC

	By:		/s/ John G. Freund
John G. Freund
Managing Member

February 13, 2006	SKYLINE EXPANSION FUND, L.P.

	BY:		SKYLINE EXPANSION FUND
MANAGEMENT, LLC
	ITS:		GENERAL PARTNER

		BY:	SKYLINE VENTURE
MANAGEMENT III, LLC
		ITS:	MANAGING MEMBER

		By:	/s/ John G. Freund
John G. Freund
Managing Director

February 13, 2006	SKYLINE EXPANSION FUND MANAGEMENT, LLC

	BY:	SKYLINE VENTURE MANAGEMENT III, LLC
	ITS:	MANAGING MEMBER

		By:	/s/ John G. Freund
John G. Freund
Managing Director

February 13, 2006	SKYLINE VENTURE MANAGEMENT III, LLC

	By:		/s/ John G. Freund
John G. Freund
Managing Member

February 13, 2006	By:		/s/ John G. Freund
John G. Freund

February 13, 2006	By:		/s/ Yasunori Kaneko
Yasunori Kaneko